Exhibit 32

CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER

AND PRINCIPAL ACCOUNTING OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES‑OXLEY ACT OF 2002

I, Pavel Raifeld, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes‑Oxley Act of 2002, that the Annual Report of Innoviva, Inc. on Form 10‑K for the fiscal year ended December 31, 2024 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended and that information contained in such Annual Report on Form 10‑K fairly presents in all material respects the financial condition of Innoviva, Inc. at the end of the periods covered by such Annual Report on Form 10‑K and results of operations of Innoviva, Inc. for the periods covered by such Annual Report on Form 10‑K.

Date: February 26, 2025	By:	/s/ PAVEL RAIFELD
Pavel Raifeld
Chief Executive Officer
(Principal Executive Officer)

I, Stephen Basso, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes‑Oxley Act of 2002, that the Annual Report of Innoviva, Inc. on Form 10‑K for the fiscal year ended December 31, 2024 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended and that information contained in such Annual Report on Form 10‑K fairly presents in all material respects the financial condition of Innoviva, Inc. at the end of the periods covered by such Annual Report on Form 10‑K and results of operations of Innoviva, Inc. for the periods covered by such Annual Report on Form 10‑K.

Date: February 26, 2025	By:	/s/ STEPHEN BASSO
Stephen Basso
Chief Financial Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Innoviva, Inc. and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.